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                                                      EXHIBIT 23(a)

                INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in this Registration Statement of Base Ten Systems, Inc. on Form S-3 of our report dated
December 23, 1996 (May 16, 1997 as to Note M), appearing in the Annual Report on Form 10-K/A of Base Ten Systems, Inc. for the year ended October 31, 1996.




/s/ Deloitte & Touche LLP

Parsippany, New Jersey
July 15, 1997